Calculation of Filing Fee Tables
S-8
PPG INDUSTRIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.66 2/3 per share	Other	9,120,120	$ 110.175	$ 1,004,809,221.00	0.0001381	$ 138,764.15
Total Offering Amounts:						$ 1,004,809,221.00		$ 138,764.15
Total Fee Offsets:								$ 72,363.85
Net Fee Due:								$ 66,400.30
Offering Note
[1]	The amount registered consists of 5,000,000 shares of Common Stock, par value $1.66 2/3 per share, of PPG Industries, Inc. ("Common Stock") authorized for issuance in connection with the PPG Industries Employee Savings Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the PPG Industries Employee Savings Plan. In addition, this Registration Statement also covers additional securities to be offered or issued upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock, par value $1.66 2/3 per share, as permitted by Rule 416(a) and Rule 416(b) under the Securities Act. The proposed maximum offering price per unit and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The maximum aggregate offering price is calculated as the average of the high and low prices reported for a share of Common Stock on The New York Stock Exchange on April 24, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	PPG INDUSTRIES INC	S-8	333-258227	07/28/2021		$ 72,363.85	Equity	Common Stock, par value $1.66 2/3 per share	4,171,179	$ 663,280,028.69
Fee Offset Sources	2	PPG INDUSTRIES INC	S-8	333-258227		07/28/2021						$ 72,363.85
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1. The Registrant has terminated any offering that included the unsold securities under the Registration Statement on Form S-8, initially filed on July 28, 2021 (File No. 333-258227) (the "Prior Registration Statement"). In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $76,363.85, representing the fee associated with 4,120,120 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $76,363.85 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement. 2. The Registrant previously paid a registration fee of $138,788.30 in connection with the registration of 8,000,000 shares of Common Stock, with a proposed maximum aggregate offering price of $1,272,120,000, under the Prior Registration Statement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $76,363.85, representing the fee associated with 4,120,120 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $76,363.85 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.

Offset Note
[2]	The Registrant previously paid a registration fee of $138,788.30 in connection with the registration of 8,000,000 shares of Common Stock, with a proposed maximum aggregate offering price of $1,272,120,000, under the Prior Registration Statement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $76,363.85, representing the fee associated with 4,120,120 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $76,363.85 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.